Exhibit 99.1
Hayes Lemmerz Completes Previously Announced Sale of Suspension Facilities
Northville, MI — February 15, 2007 — Hayes Lemmerz International, Inc. (NASDAQ: HAYZ) today announced that it has completed the sale of its suspension facilities located in Bristol, Indiana and Montague, Michigan to Diversified Machine, Inc., which was previously announced on February 2, 2007.
Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes and powertrain components. The Company has 30 facilities and approximately 8,500 employees worldwide.
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.